As filed with the Securities and Exchange Commission on December 16, 1998.
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  GENRAD, INC.
               (Exact name of issuer as specified in its charter)

         Massachusetts                            04-1360950
-------------------------------       ------------------------------------
(State or other jurisdiction of       (I.R.S. employer identification no.)
 incorporation or organization)

                   7 Technology Park Drive, Westford, MA 01886
                   -------------------------------------------
                    (Address of principal executive offices)

                                ----------------

                  1997 NON-QUALIFIED EMPLOYEE STOCK OPTION PLAN
                              (Full title of plan)

                                ----------------

                                             Copies of communications to:
            James F. Lyons                    Constantine Alexander, Esq.
President and Chief Executive Officer        Nutter, McClennen & Fish, LLP
             GenRad, Inc.                       One International Place
       7 Technology Park Drive             Boston, Massachusetts 02110-2699
          Westford, MA 01886                        (617) 439-2000
            (978) 589-7000
     (Name, address and telephone
     number of agent for service)


                                ----------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                      Proposed
Title of each class of securities to    Amount being registered    maximum offering       Proposed maximum           Amount of
          be registered                          (1)                price per share    aggregate offering price   registration fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock,                                250,000 Shares           $16.78(2)             $4,195,000(2)           $1,166.21(2)
$1.00 par value per share
==================================================================================================================================


(1) This Registration Statement covers 250,000 shares of Common Stock that may be issued upon the exercise of options granted under the Company's 1997 Non-Qualified Employee Stock Option Plan (the "Plan"). Pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares of Common Stock which may be issued under said Plan as a result of a stock dividend, stock split or other recapitalization.

(2) Calculated based on the average of the high and low prices per share of the Common Stock as reported on the New York Stock Exchange on December 14, 1998.


================================================================================

         In accordance with General Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-43445) relating to the Registrant's 1997 Non-Qualified Employee Stock Option Plan are incorporated by reference in this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.
         ---------

         See the exhibit index immediately preceding the exhibits attached hereto.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westford, Massachusetts, on the 16th day of December, 1998.

                                  GENRAD, INC.


                                  By: /s/ James F. Lyons
                                     -------------------------------------
                                     James F. Lyons
                                     President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.


       Signatures                             Title                              Date
       ----------                             -----                              ----

/s/ James F. Lyons               President, Chief Executive Officer     December 16, 1998
--------------------------                and Director
James F. Lyons


/s/ Walter A. Shephard                Chief Financial Officer and       December 16, 1998
--------------------------           Principal Accounting Officer
Walter A. Shephard


/s/ William S. Antle                         Director                   December 16, 1998
--------------------------
William S. Antle


/s/ Russell A. Gullotti                      Director                   December 16, 1998
--------------------------
Russell A. Gullotti


/s/ Lowell B. Hawkinson                      Director                   December 16, 1998
--------------------------
Lowell B. Hawkinson


/s/ Richard G. Rogers                        Director                   December 16, 1998
--------------------------
Richard G. Rogers

       Signatures                             Title                              Date
       ----------                             -----                              ----

/s/ William G. Scheerer                       Director                  December 16, 1998
---------------------------
William G. Scheerer


/s/ Adriana Stadecker                         Director                  December 16, 1998
---------------------------
Adriana Stadecker


/s/ Ed Zschau                                 Director                  December 16, 1998
---------------------------
Ed Zschau

                                  EXHIBIT INDEX

Exhibit No.           Title                                                     Page
-----------           -----                                                     ----

     5                Opinion of Nutter, McClennen & Fish, LLP                   6


   23.1               Consent of Nutter, McClennen & Fish, LLP               Contained in
                                                                                Exhibit 5

   23.2               Consent of PricewaterhouseCoopers LLP                      8

   23.3               Consent of PricewaterhouseCoopers LLP                      9